Exhibit 8.1

May 12, 2014

American Tower Corporation

116 Huntington Avenue, 11th Floor

Boston, MA 02116

Ladies and Gentlemen:

The following opinion is furnished to American Tower Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof (the “Form 8-K”) under the Securities Exchange Act of 1934, as amended.

We have acted as tax counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-188812 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and we have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s Restated Certificate of Incorporation; (ii) the Company’s Amended and Restated By-Laws; (iii) the prospectus supplement dated May 6, 2014 (the “Prospectus Supplement”) to the final prospectus dated May 23, 2013 (the “Base Prospectus”, and as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statement, relating to, inter alia, the Company’s offering of mandatory convertible preferred stock (the “Preferred Stock”, and together with the Company’s common stock issuable upon conversion of or as distributions on the Preferred Stock, the “Stock”); (iv) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013 (the “Form 10-K”, which is incorporated by reference into the Registration Statement); and (v) the Company’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2014 (the “Form 10-Q”, which is incorporated by reference into the Registration Statement).

American Tower Corporation

May 12, 2014

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”). No assurance can be given that Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the sections of the Base Prospectus captioned “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT” and “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock”, as supplemented by the section of the Prospectus Supplement captioned “Federal Income Tax Considerations Relevant to Holders of Our Mandatory Convertible Preferred Stock”, we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Form 10-K, in the Form 10-Q, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Registration Statement, the Form 10-K and the Form 10-Q; and (ii) representations made to us by officers of the Company or contained in the Form 10-K, in the Form 10-Q, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Registration Statement, the Form 10-K and the Form 10-Q, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K, the Form 10-Q, the Prospectus, or the Registration Statement, or any exhibits thereto or any documents incorporated therein by reference, have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (A) we are of the opinion that the discussions with respect to Tax Laws matters in the sections of the Base Prospectus captioned “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT” and “U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock”, as supplemented by the section of the Prospectus Supplement captioned “Federal Income Tax Considerations Relevant to Holders of Our Mandatory Convertible Preferred Stock”, in all material respects are, subject to the limitations set forth in the Base Prospectus as supplemented by any limitations set forth in the Prospectus Supplement, the material Tax Laws consequences (i) of the Company’s qualification and taxation as a real estate investment trust under sections 856-860 of the Code and (ii) relevant to the purchasers and holders of the Stock, and (B) we hereby confirm that the opinions of counsel referred to in those sections represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

American Tower Corporation

May 12, 2014

This opinion is rendered to you in connection with the offering of the Stock under the Prospectus. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Stock currently entitled to rely on it pursuant to applicable provisions of federal securities law. Purchasers and holders of the Stock are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Stock, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Registration Statement, and to the references to our firm in the Prospectus Supplement and such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP